                                                                      Exhibit 17
                        [Form of Voting Instruction Card]

                        HARTFORD HLS SERIES FUND II, INC.
                       HARTFORD MULTISECTOR BOND HLS FUND

              VOTING INSTRUCTIONS FOR SPECIAL SHAREHOLDERS MEETING
                            TO BE HELD APRIL 20, 2004

              THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
                        FORTIS BENEFITS INSURANCE COMPANY
                     AND FIRST FORTIS LIFE INSURANCE COMPANY


The undersigned hereby instructs Fortis Benefits Insurance Company and First Fortis Life Insurance Company to represent and vote the number of shares of the series named above (the "Fund") represented by the number of votes attributable to the undersigned's variable annuity contract or variable insurance contract as of February 27, 2004 at a Special Meeting of Shareholders to be held at the offices of HL Investment Advisors, LLC, 200 Hopmeadow Street, Simsbury, Connecticut, on April 20, 2004, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, upon the matter on the reverse side as set forth in the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement.


All previous voting instructions with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement is acknowledged by your execution of these voting instructions.


In their discretion, Fortis Benefits Insurance Company and First Fortis Life Insurance Company are each authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting unless otherwise prohibited by the undersigned. Contract and Policy Owners wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this voting instruction form and return it in the envelope provided.




 Please mark, sign, date and return these Voting Instructions in the addressed envelope - no postage required. (Please see reverse side)

THESE VOTING INSTRUCTIONS WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE VOTED "FOR" SUCH MATTER. UPON ALL OTHER MATTERS, FORTIS BENEFITS INSURANCE COMPANY AND FIRST FORTIS LIFE INSURANCE COMPANY SHALL VOTE ACCORDING TO THEIR BEST JUDGMENT.

VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.
Example:  [X]

1.      To approve a proposed Agreement and Plan of                 FOR     AGAINST      ABSTAIN
        Reorganization ("Plan") between the Fund and Hartford       [ ]       [  ]         [ ]
        Bond HLS Fund (the "Acquiring Fund"), whereby the
        Acquiring Fund would acquire all of the assets and all
        of the liabilities of the Fund in exchange solely for
        the Acquiring Fund's voting shares, to be distributed
        pro rata by the Fund to the holders of its shares, in
        complete liquidation of the Fund

                                       Please sign exactly as name appears to
                                       the left. When signing as attorney,
                                       executor, administrator, trustee, or
                                       guardian, please give full title as such.
                                       If signing for a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

                                       -----------------------------------------
                                       Contract owner(s) sign here

                                       ---------------------
                                       Date

                              [Form of Proxy Card]

                      THIS PROXY IS SOLICITED ON BEHALF OF
           THE BOARD OF DIRECTORS OF HARTFORD HLS SERIES FUND II, INC.

                        HARTFORD HLS SERIES FUND II, INC.
                       HARTFORD MULTISECTOR BOND HLS FUND

                     PROXY FOR SPECIAL SHAREHOLDERS MEETING
                            TO BE HELD APRIL 20, 2004

The undersigned hereby appoints David M. Znamierowski, George R. Jay, Brian C. Watkins, Daniel E. Burton and Kevin J. Carr or each of them separately with power to act without the others and with the right of substitution in each, the proxies of the undersigned to vote, as designated herein, all shares of the series named above (the "Fund") held by the undersigned on February 27, 2004 at a Special Meeting of Shareholders to be held at the offices of HL Investment Advisors, LLC, 200 Hopmeadow Street, Simsbury, Connecticut, on April 20, 2004, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof, upon the matter on the reverse as set forth in the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement, with all powers the undersigned would possess if present in person.

All previous proxies with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement is acknowledged by your execution of this proxy. This proxy may be revoked at any time before it is exercised.


Please vote, sign, date and promptly return your proxy in the enclosed envelope!
                            (Please see reverse side)

THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.
Example: [X]

1.      To approve a proposed Agreement and Plan of                 FOR     AGAINST      ABSTAIN
        Reorganization ("Plan") between the Fund and Hartford       [ ]       [ ]          [ ]
        Bond HLS Fund (the "Acquiring Fund"), whereby the
        Acquiring Fund would acquire all of the assets and all
        of the liabilities of the Fund in exchange solely for
        the Acquiring Fund's voting shares, to be distributed
        pro rata by the Fund to the holders of its shares, in
        complete liquidation of the Fund

                                       Please sign exactly as name appears to
                                       the left. When signing as attorney,
                                       executor, administrator, trustee, or
                                       guardian, please give full title as such.
                                       If signing for a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

                                       -----------------------------------------
                                       Signature

                                       ------------------
                                       Date



                                       11